Exhibit 99.1

Contact:

HICKS ACQUISITION COMPANY II, INC.

Mark Semer, Kekst and Company

(212) 521-4802; mark-semer@kekst.com

HICKS ACQUISITION COMPANY II, INC. ANNOUNCES PLANNED REDEMPTION OF

PUBLICLY-HELD COMMON STOCK AND PLANNED SUBSEQUENT DISSOLUTION

DALLAS, TX — July 16, 2012 — Hicks Acquisition Company II, Inc. (Nasdaq: HKAC) (“HACII”) announced today that it has ceased operations except for the purpose of winding up and redeeming, in accordance with its certificate of incorporation, its outstanding publicly-held shares of common stock at a per-share price, payable in cash, equal to the aggregate amount on deposit in HACII’s trust account, net of franchise and income taxes payable and certain amounts payable for dissolution expenses. The record date for the redemption payment is set as July 14, 2012 and, therefore, anyone who purchases shares of HACII common stock after this date will not be entitled to receive any redemption payments. HACII’s outstanding warrants have expired without any value and the holders thereof will not be entitled to any redemption payments. As promptly as possible following such redemption, HACII will dissolve. Under HACII’s certificate of incorporation, it had until July 14, 2012 to either consummate a business combination or commence proceedings to dissolve.

Nasdaq has also orally informed HACII that it intends to currently halt trading in all of HACII’s securities listed on the Nasdaq Capital Market and to formally delist HACII’s securities upon its dissolution.

ABOUT HICKS ACQUISITION COMPANY II, INC.

Hicks Acquisition Company II, Inc. is a special purpose acquisition company originally launched in October 2010 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. It currently is in the process of winding up its operations.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, regarding the transaction and HACII’s plans, objectives and intentions. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised”, “believes,” “predicts,” “potential,” “continue,” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Actual results may differ materially from those contained in the forward-looking statements in this press release. HACII undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.